Exhibit 99.1

VITAL THERAPIES ANNOUNCES SECOND QUARTER 2018 FINACIAL RESULTS

- On Track for Release of VTL-308 Topline Results in Second Half of September 2018

SAN DIEGO, August 7, 2018 (GLOBE NEWSWIRE) -- Vital Therapies, Inc. (Nasdaq: VTL), a biotherapeutic company developing ELAD®, a cell-based therapy targeting the treatment of acute forms of liver failure, today announced results for the second quarter ended June 30, 2018.

“This is an exciting time for the Company. We are diligently working toward database lock for VTL-308 and expect to report topline results in the second half of September,” said Russell J. Cox, the Company’s Chief Executive Officer. “Additionally, we continue with preparations for the potential submission of a biologics license application and commercial launch of ELAD.”

Key Recent Developments

•
The Company expects to report topline data from its VTL-308 pivotal clinical trial in the second half of September 2018. VTL-308 is the Company's phase 3 randomized, controlled, open-label trial, designed to evaluate the ELAD System in subjects with severe alcoholic hepatitis (sAH). VTL-308 completed enrollment at the end of March 2018 with 151 subjects (78 in ELAD-treated arm, 73 in control arm) enrolled at 38 sites in the United States and European Union.

•
On May 24, 2018 the Company hosted an Analyst R&D Day with presentations focused on the disease state of sAH and ELAD’s hypothesized mechanism of action. In addition to members of the Vital Therapies team, two external clinical experts in the field of alcoholic hepatitis presented: Dr. Stephen R. Atkinson, Specialist Registrar in Gastroenterology and Hepatology and an Honorary Clinical Lecturer at Imperial College London; and Dr. Nikolaos T. Pyrsopoulos Chief of Gastroenterology and Hepatology, Rutgers New Jersey Medical School. An archive of the webcast for this event along with an accompanying slide presentation can be found in the Investor Relations section of the Company’s website at http://ir.vitaltherapies.com/.

•
On June 25, 2018 the Company announced it was added as a member of the broad-market Russell 3000® Index, as part of the 2018 Russell indexes reconstitution. Membership in the Russell 3000® Index, which remains in place for one year, means automatic inclusion in the small-cap Russell 2000® Index as well as the appropriate growth and value style indexes. FTSE Russell determines membership for its Russell U.S. Indexes primarily by objective market-capitalization rankings and style attributes.

Second Quarter 2018 Financial Results

Cash Position

Cash and cash equivalents at June 30, 2018, totaled $31.1 million compared to $56.9 million at December 31, 2017. The Company expects its use of funds will change based on the results of the VTL-308 clinical trial.

15010 Avenue of Science, Suite 200, San Diego, California, USA 92128
Tel 858.673.6840 Fax 858-673-6843 www.vitaltherapies.com

Results of Operations

Three Months Ended June 30, 2018

The Company reported a net loss of $12.7 million for the three months ended June 30, 2018, which compared with a net loss of $12.4 million for the same prior year period. This resulted in a net loss of $0.30 per share for the three months ended June 30, 2018, as compared to a net loss of $0.29 per share for the corresponding period in 2017, on both a basic and diluted basis.

Research and development expenses decreased to $8.7 million for the three months ended June 30, 2018 as compared to $9.8 million for the three months ended June 30, 2017. General and administrative expenses were $4.3 million for the three months ended June 30, 2018, as compared to $2.7 million for the three months ended June 30, 2017.

Conference Call Details

Vital Therapies will host a conference call to discuss these results and provide a corporate update today at 4:30 PM ET, which will be open to the public. The conference call dial-in numbers are (855) 765-5682 for domestic callers and (919) 825-3204 for international callers. The conference ID number for the call is 9287366. Participants can access the live webcast via a link on the Vital Therapies website in the Investor Relations section under “Events” at: http://ir.vitaltherapies.com/.

For those unable to listen in at the designated time, a conference call replay will be available for one week following the conference call. The conference call replay numbers for domestic and international callers are (855) 859-2056 and (404) 537-3406, respectively. The conference ID number for the replay is 9287366.

About Vital Therapies, Inc.

Vital Therapies, Inc. is a biotherapeutic company developing a cell-based therapy targeting the treatment of acute forms of liver failure. The Company’s ELAD System is an extracorporeal human allogeneic cellular liver therapy currently in phase 3 clinical trials. Vital Therapies, Inc. is based in San Diego, California. Vital Therapies® and ELAD® are trademarks of Vital Therapies, Inc.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning or implying the conduct of our clinical trials and the timing of the release of the results, and our cash use. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

Risks and uncertainties include, but are not limited to, difficulty maintaining regulatory approvals in the United States or Europe, in particular for a combination product and open-label clinical trials; our limited experience in conducting pivotal clinical trials and significant issues regarding our clinical trials such as clinical sites’ adherence to protocols; assumptions regarding the number of subjects enrolled; changes to regulatory requirements; the need to comply with and meet applicable laws and regulations; unexpected adverse events or safety issues; event rates may vary from projections; whether additional clinical trials will be required by regulatory authorities; and the use of cash and having adequate funding, which can vary based on the timing of incurring costs for activities to support our clinical development and any applications for marketing approval, and whether or when the Company begins building any significant commercial infrastructure. There can be no assurance that data from any of our clinical trials will be sufficient to support an application for marketing in any country or that any such application will ever be approved or that the Company will be able to raise additional funding on reasonable terms or at all.
These and other risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our Annual Report on Form 10-Q for the quarter ended June 30, 2018. These forward-looking statements speak only as of the date hereof, and Vital Therapies, Inc. disclaims any obligation to update these statements except as may be required by law.
Contact:

Vital Therapies, Inc.
Al Kildani
Vice President, Investor Relations and Business Development
858-673-6840
akildani@vitaltherapies.com

Vital Therapies, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	June 30, 2018		December 31, 2017	
Cash and cash equivalents	$	31,116	$	56,901
Prepaid expenses and other current assets		1,529		1,220
Property and equipment, net		2,059		2,155
Other assets		97		108
Total assets	$	34,801	$	60,384
Accounts payable, accrued expenses and other current liabilities	$	8,299	$	10,281
Long-term liabilities		49		59
Stockholders' equity		26,453		50,044
Total liabilities and stockholders' equity	$	34,801	$	60,384

Vital Therapies, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2018	2017	2018	2017
Operating expenses:				
Research and development	$ 8,660	$ 9,834	$ 18,817	$ 19,462
General and administrative	4,257	2,715	8,592	5,774
Total operating expenses	12,917	12,549	27,409	25,236
Loss from operations	(12,917)	(12,549)	(27,409)	(25,236)
Other income	235	142	339	227
Net loss	$ (12,682)	$ (12,407)	$ (27,070)	$ (25,009)
Net loss per share, basic and diluted	$ (0.30)	$ (0.29)	$ (0.64)	$ (0.67)
Weighted-average common shares outstanding, basic and diluted	42,368,973	42,207,376	42,368,919	37,452,655